EXHIBIT 23(a)
CONSENT OF CARR, RIGGS & INGRAM, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements (No. 333-06371, No. 333-19833, No. 333-90652, No. 333-86232, and No. 333-130994) on Form S-8 of Cavalier Homes, Inc. and subsidiaries of our report dated March 8, 2007, relating to our audits of the consolidated financial statements, the financial statement schedule, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Cavalier Homes, Inc. and subsidiaries for the year ended December 31, 2006.

/s/ Carr, Riggs & Ingram, LLC

Birmingham, Alabama
March 8, 2007